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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



      Date of Report (date of earliest event reported): November 17, 1995



                               ZAPATA CORPORATION
             (Exact name of registrant as specified in its charter)



          Delaware                       1-4219          C-74-1339132
(State or other jurisdiction of       (Commission      (I.R.S. Employer
        incorporation)                File Number)    Identification No.)


                        1717 St. James Place, Suite 500
                             Houston, Texas  77056
             (Address of principal executive offices and zip code)



       Registrant's telephone number, including area code: (713) 940-6100

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ITEM 6.      RESIGNATIONS OF REGISTRANT'S DIRECTORS.

          On November 17, 1995, Zapata Corporation ("Zapata" or the "Company") received a letter dated November 16, 1995 from Peter M. Holt (the "Resignation Letter") containing Mr. Holt's resignation from the Board of Directors of Zapata and from all of his management and board positions with affiliates of the Company. The Resignation Letter stated that Mr. Holt was resigning because of a disagreement with Zapata on matters relating to Zapata's operations, policies and practices. Mr. Holt requested that his resignation, his disagreement with Zapata and the Resignation Letter be disclosed in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. A copy of the Resignation Letter is attached to this Form 8-K as Exhibit 17.

          The Resignation Letter describes Mr. Holt's disagreement with Zapata as a disagreement regarding (i) the characterization of certain matters in the Company's proxy statement prepared in connection with a special meeting of the Company's stockholders to be held on December 15, 1995 (the "Proxy Statement") for the purpose of considering and voting upon the approval of the proposed sale of the Company's natural gas compression business conducted by two of the Company's wholly owned subsidiaries, Energy Industries, Inc. and Zapata Energy Industries, L.P. (collectively, "Energy Industries") and (ii) the Company's implementation of a new strategic plan involving repositioning the Company in the food packaging, food and food service equipment and supply (collectively, "food services") business and exiting the energy business.

          With regard to the Proxy Statement, the Resignation Letter asserts that there are certain statements contained in the Proxy Statement that need to be corrected in order for the disclosures therein to not be misleading. Specifically, the Resignation Letter asserts that (i) Zapata's new strategic plan to enter the food services business was not adopted by the Company's Board of Directors until September 20, 1995, at the earliest, and yet the Proxy Statement states that the strategy has been in development since late 1994 and early 1995; (ii) Zapata has already identified its acquisition candidates for expansion into the food services industry to be funded with the proceeds from the sale of Energy Industries and that the failure to so state in the proxy materials is misleading; and (iii) Zapata has failed to advise its stockholders of what is meant by the words "new strategy" and "acquisitions in the food service industry" in that, to the knowledge of Mr. Holt, the only acquisitions that have been seriously considered by Zapata in furtherance of its new strategy, utilizing the proceeds to be received by Zapata in the Energy Industries transaction, are acquisitions from Malcolm I. Glazer, the Chairman of the Board of Zapata, and his affiliates. With respect to the last assertion, the Resignation Letter refers to the formation of a special committee of certain disinterested members of the Company's Board of Directors (the "Special Committee") on September 20, 1995 for the purpose of considering the possible investments in Houlihan's Restaurant Group, Inc. ("Houlihan's") and Specialty Equipment Companies, Inc. ("Speciality"). Malcolm Glazer or his affiliates beneficially own substantial interests in those companies.

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          The Resignation Letter requests that the Company's Board of Directors take the following actions: (i) resolve to conduct no further negotiations for the acquisition of investments from Malcolm I. Glazer and his affiliates except upon the condition that any such acquisition will be subjected to independent scrutiny and the closing of the acquisition will be conditioned upon shareholder approval; (ii) obtain the advice of independent counsel regarding the enforceability of Zapata's obligation regarding the acquisition of the Company's investment in Envirodyne Industries, Inc. ("Envirodyne"), with a view towards rescission; and (iii) cause to be filed with the SEC proxy materials accurately reflecting the matters discussed in the Resignation Letter as well as the actions indicated in (i) and (ii) above, and schedule and provide notice of a shareholder meeting to approve the sale of Energy Industries to Weatherford Enterra, Inc. ("Weatherford Enterra"). The Resignation Letter also expressed concern regarding the sufficiency of notices of board meetings and the provision of sufficient information to directors in advance of board meetings.

          The Company believes Mr. Holt's description of his disagreement with Zapata contained in the Resignation Letter is both inaccurate and incomplete. Mr. Holt's letter asserts that the Company's new strategy of departing the energy industry and entering the food services industry was not presented to the Board of Directors for a vote until the special meeting of the Company's Board of Directors held on September 20, 1995. The Company notes, however, that at a meeting of the Board of Directors held on May 5, 1995, the Board of Directors, with Mr. Holt participating, approved the engagement of Schroder Wertheim & Co. Incorporated ("Schroder Wertheim"), an investment banking firm, as the Company's financial advisor in connection with the sale of the Company's primary energy-related assets, Energy Industries and Cimarron Gas Holding Company, and the authorization of appropriate officers of the Company to negotiate terms and conditions of the sale of these businesses with viable bidders. At the same May 5, 1995 meeting, Mr. Holt participated in a discussion by the directors of the possibility that the Company might purchase stock of Envirodyne (including the stock of Envirodyne held by an affiliate of Malcolm Glazer), and at a meeting of the Board of Directors held on May 30, 1995, the Board of Directors, with Mr. Holt participating, decided to form a special committee of the Board of Directors to consider the acquisition of common stock of Envirodyne from the Malcolm I. Glazer Trust. At the May 30, 1995 meeting of the Board of Directors, Avram A. Glazer (the Company's President and Chief Executive Officer) made a presentation to the Board of a plan to reposition the Company into the food services industry, including references to potential acquisition candidates. Mr. Holt participated in this discussion, from which there emerged a consensus among the Board members to pursue the redirection of the Company's business into the food services industry, and Mr. Holt voiced no objection to the proposed redirection. The new direction of the Company was also discussed at length at the Company's Annual Meeting of Stockholders held on July 27, 1995, at which Mr. Holt was present. Mr. Holt did not attend the September 20, 1995 meeting at which the final form of the asset purchase agreement for the sale of Energy Industries was presented for approval by the Board.

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          In addition, the Company also notes that Mr. Holt and another party submitted a non-binding indication of interest to acquire Energy Industries, which was sent on June 8, 1995 to the Company's financial advisor, Schroder Wertheim. That proposal was not pursued by the Company because it would have involved terms substantially less favorable to the Company and its stockholders than the Weatherford Enterra proposal. A portion of the offered consideration in such proposal was the common stock of the Company owned by Mr. Holt and his affiliates, which the proposal would have valued at a premium over the market price of the common stock.

          To the knowledge of the Company, Mr. Holt has not, prior to receipt of the Resignation Letter, informed any member of the Board of Directors or executive officer of the Company that he objected to the Company's proposed exit from the energy business and redirection of its business into the food services industry. The Company believes that Mr. Holt's suggestions of inaccuracies in the Proxy Statement regarding the timing of specific board action to approve various matters related to the proposed repositioning are, at most, technical objections, and that the disclosure in the Proxy Statement in this regard is correct in all material respects. In response to Mr. Holt's letter, however, the Company intends to supplement the Proxy Statement in order to avoid controversy over certain of the matters raised by Mr. Holt.

          The Company also disagrees with Mr. Holt's assertion that the statements contained in the Proxy Statement regarding the used of proceeds of the Energy Industries Sale are misleading. The statements in the Proxy Statement regarding the use of proceeds are (i) that the Company intends to use the net proceeds of the Energy Industries sale for general corporate purposes, which may include repayment of debt, and for future acquisitions which are expected to be in the food services industry and (ii) that the Company does not have any current plans or proposals to use the proceeds of the Energy Industries sale for specific acquisitions or joint ventures. The Company continues to believe that these statements are accurate. In this connection, Mr. Holt's letter refers to an agenda item for the September 20, 1995 meeting of the Company's Board of Directors (which, as noted above, Mr. Holt failed to attend) referring to the creation of a special committee for the purpose of investigating the legal and financial considerations of one or more merger or acquisition transactions involving the Company and Houlihan's and Specialty. Malcolm Glazer and members of his family beneficially own approximately 73% and 45% of the outstanding common stock of Houlihan's and Specialty, respectively, and Malcolm Glazer, Avram Glazer and other members of their family hold positions on the board of directors of both of those companies. The Special Committee was charged with recommending to the Board of Directors what further steps should be taken by the Company in connection with its consideration of any such transactions. To date, the Special Committee has not issued any recommendations with respect to its consideration of possible transactions involving either Houlihan's or Specialty. The Company has considered these two companies, along with other companies (for which a special committee was not deemed necessary because of the fact that no interested director transaction was involved), as potential acquisition candidates in the food services industry. Houlihan's and Specialty were included as potential merger targets in the presentation made by Avram Glazer to the Company's Board of Directors

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at its May 30, 1995 meeting (in which, as noted above, Mr. Holt participated).
Consideration of potential business combination transactions with these companies is at a preliminary stage. Although the Company believes that identification of either of these two potential acquisition candidates was not required and could be considered premature, and that the disclosures regarding the use of proceeds in the Proxy Statement were and are accurate, in view of Mr. Holt's letter, the Company is supplementing the Proxy Statement in order to avoid controversy over certain of the matters raised by Mr. Holt.

          Other than the dissemination of a supplement to the Proxy Statement materials referred to above, the Board of Directors does not intend to implement Mr. Holt's other requests in the Resignation Letter. In connection with Mr. Holt's request for "independent scrutiny" of any acquisition from Malcolm Glazer or affiliates, the Company notes that the Envirodyne transaction was, as described in the Proxy Statement, undertaken only after approval by a special committee of outside directors, which had the assistance of independent financial and legal advisers, and that any future acquisitions from Malcolm Glazer or his affiliates would be undertaken only after completion of, and subject to, a review by a similar special committee.

                                 The following additional information regarding
Mr. Holt's relationship with the Company may be relevant:

 .    Beginning no later than June 1995, Mr. Holt and his representatives have on several occasions requested that the Company repurchase all of the shares of the Company's common stock owned by Mr. Holt and his affiliates in a private transaction at a premium over the public trading price.

 .    Together with the Resignation Letter, the Company received a copy of a petition filed in the 148th Judicial District Court of Nueces County, Texas by Mr. Holt and certain of his affiliates who sold their interests in Energy Industries to the Company in November 1993 (collectively, with Mr. Holt, the "Holt Affiliates"). The petition lists the Company, Malcolm Glazer and Avram Glazer as defendants and alleges several causes of action based on alleged misrepresentations on the part of the Company and the other defendants concerning Zapata's intent to follow a long-term development strategy focusing its efforts on the natural gas services business. Among the remedies sought by the petition are the following requests: (i) the Company's repurchase of the approximately 2.8 million shares of Zapata common stock owned by the Holt Affiliates for $15.6 million, an amount that represents a premium of approximately $4.7 million, or more than 40%, greater than the value of such number of shares based on the closing price of Zapata's common stock on November 16, 1995; (ii) the disgorgement to the Holt Affiliates of Zapata's profit to be made on its sale of Energy Industries; or (iii) money damages based on the alleged lower value of Zapata's common stock had the alleged misrepresentation not been made. The petition, which had been filed on

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behalf of Mr. Holt on November 9, 1995, was not provided to the Company (nor did
Mr. Holt otherwise notify the Company of its filing) until November 17, 1995, when the Company received the Resignation Letter. The Company believes that the petition and the allegations made therein are without merit and intends to defend the case vigorously.

 .    On August 16, 1995, the Company informed Mr. Holt of an indemnification claim of approximately $6 million against the Holt Affiliates in connection with what the Company believes are breaches of representations and warranties by the Holt Affiliates in the 1993 purchase agreement pursuant to which the Company purchased Energy Industries from the Holt Affiliates. Mr. Holt has disputed the claim and it remains unresolved.

ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS.

                                 The following exhibit is filed herewith:

     17  Resignation letter of Peter M. Holt dated November 16, 1995.

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                                   SIGNATURES



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                ZAPATA CORPORATION



                        By:   /s/ JOSEPH L. VON ROSENBERG
                            ------------------------------
                            Joseph L. von Rosenberg III
                            Vice President, General Counsel
                            and Secretary



Date:  November 21, 1995

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